Exhibit 21
                                 Subsidiaries

                             Polaroid Corporation
                         Year ended December 31, 1996


                                                    Place of
Name of Subsidiary or Entity                       Incorporation or
                                                    Establishment
---------------------------------------------------------------------

Polaroid A.G.                                      Switzerland
Polaroid A/S                                       Denmark
Polaroid Asia Pacific International Inc.           Delaware
Polaroid Asia Pacific Limited                      Delaware
      Polaroid Industry China Limited              China
      Polaroid of Shanghai Limited                 China
Polaroid Aktiebolag                                Sweden
Polaroid Australia Pty. Limited                    Australia
Polaroid do Brasil Ltda.                           Brazil
Polaroid Canada Inc.                               Canada
Polaroid Caribbean Corporation                     Delaware
      Reifschneider Peru S.A.                      Peru
Polaroid Contracting CV                            Netherland
Polaroid Espana, S.A.                              Spain
Polaroid Europe Limited                            United Kingdom
Polaroid Far East Limited                          Hong Kong
Polaroid Foreign Sales B.V.                        Netherlands
Polaroid Foundation                                Delaware
Polaroid Gesellschaft mit beschrankter Haftung     Germany
Polaroid Gesellschaft m.b.H.                       Austria
Polaroid India, Inc.                               Delaware
Polaroid India Private Limited                     India
Polaroid International B.V.                        Netherlands
      Polaroid (Belgium) N.V.                      Belgium
      Polaroid (Europa) B.V.                       Netherlands
      Polaroid (France) S.A.                       France
      Polaroid Graphics Imaging B.V.               Netherlands
      Polaroid (Italia) S.p.A.                     Italy
      Polaroid Nederland B.V.                      Netherlands
      Polaroid Trading B.V.                        Netherlands
      Photographic Supplies Sp.                    Poland
      Photographic Supplies S.R.C.                 Czech Republic
      Photographic Supplies Kereskedelmi Kft.      Hungary
      Svetozor                                     Russia
Nippon Polaroid Kabushiki Kaisha                   Japan
Polaroid Malaysia Limited                          Delaware
Polaroid de Mexico S.A. de C.V.                    Mexico
Polaroid (Norge) A/S                               Norway
Polaroid Oy                                        Finland
Polaroid Singapore Private Limited                 Singapore
Polaroid (U.K.) Limited                            United Kingdom
Inner City, Inc.                                   Delaware
PMC, Inc.                                          Massachusetts
Polint, Inc.                                       Delaware
PRD Capital Inc.                                   Delaware
PRD Investment Inc.                                Delaware
PRD Management Limited                             Bermuda
PRD Overseas Limited                               Bermuda
Sub Debt Partners Corp.                            Delaware
Troon, Inc.                                        Delaware


Subsidiaries of subsidiary companies are indented and listed below the respective companies through which they are controlled.